EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF PIONEER NATURAL RESOURCES COMPANY
PURSUANT TO 18 U.S.C. § 1350
I, Scott D. Sheffield, President and Chief Executive Officer of Pioneer Natural Resources Company (the "Company"), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott D. Sheffield
Name:	Scott D. Sheffield, President and Chief Executive Officer
Date:	February 24, 2020